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CONSENT OF INDEPENDENT AUDITORS

Pascale, Razzino, Alexanderson & Co., PLLC, Certified Public Accountants, hereby consent to the inclusion of the consolidated financial statements and our report of independent auditors of Affordable Homes of America, Inc. and Subsidiaries (a development stage company) from February 10, 1997 (Inception) to June 30, 1999 and 2000.


By: /s/ Pascale, Razzino, Alexanderson & Co., PLLC
        ------------------------------------------
        Pascale, Razzino, Alexanderson & Co., PLLC
        Garden City, New York  11530


October 6, 2000